EXHIBIT 99.2

BK Technologies Appoints Scott Malmanger as Interim Chief Financial Officer

WEST MELBOURNE, FL July 6, 2022 / BK Technologies Corporation (NYSE American: BKTI) (the “Company” or “BK Technologies”) today announced that its Board of Directors has appointed Scott Malmanger as a consultant to serve as the Company’s interim Chief Financial Officer effective July 1st, 2022, succeeding Bill Kelly who is retiring from the Company in accordance with his previously announced plans.  Mr. Kelly has agreed to remain available to the Company in an advisory role to ensure a smooth transition.

Mr. Malmanger brings expertise in strategic planning, M&A, and financial reporting and analysis as well as public company reporting experience. He has successfully worked with companies in a variety of industries as they moved through periods of accelerated growth, most recently serving as Chief Financial Officer of OneroRX, a provider of telepharmacy services, from October 2019 to October 2021. From May 2017 to April 2019, Mr. Malmanger served as Chief Financial Officer of iCoreConnect, a provider of electronic medical record and encrypted email software, where he oversaw the successful recapitalization of the business. Mr. Malmanger also has experience in government contract acquisition and deployment. During his tenure as Chief Financial Officer and Vice President of Finance at American K-9 Detection Services from May 2010 to February 2015, he was responsible for the accounting, treasury and financial reporting functions and configured and implemented a Federal Acquisition Regulations compliant accounting system with SOX compliant internal control policies and procedures. He received his B.S. in Business and Accounting from Pillsbury College and his Master of Business Administration from Minnesota State University.  He is licensed as a CPA by the Iowa Society of Certified Public Accountants and has earned the designation of Certified Management Accountant from the Institute of Management Accountants.

John Suzuki, Chief Executive Officer of BK Technologies, commented, “We are pleased to continue to work with Scott in his new role with the BK Technologies team and look forward to leveraging his strong financial knowledge and public company experience during this particularly exciting period in the Company’s growth.  I would like to again take the opportunity to thank Bill for his dedication to the Company over the past 26 years and wish him the best in his well-earned retirement.”

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As previously disclosed, the Company is conducting a search to identify a permanent Chief Financial Officer.

About BK Technologies

BK Technologies Corporation manufactures high-specification, American-made communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies is honored to serve these heroes with reliable equipment when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to, statements regarding the Company’s long-term strategic plan, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks, some of which have been, and may further be, exacerbated by local, regional, national and international economic conditions that have deteriorated as a result of the COVID-19 pandemic and the ongoing war in Ukraine and related sanctions, include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; disruption in the global supply chain creating delays, unavailability and adverse conditions; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned new BKR Series product line and our announced SaaS solutions; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, continued volatility in the capital and credit markets, interest and exchange rates, commodity and equity prices; public health crises, epidemics, and pandemics such as the COVID-19 pandemic; the occurrence of hostilities, political instability or catastrophic events, such as the ongoing war in Ukraine, including the impact of related sanctions being imposed by the U.S. Government and the governments of other countries, impact of potential reprisals as a consequence thereof and any related sanctions; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of the COVID-19 pandemic or the ongoing war in Ukraine on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies, as well as any further impact resulting from the COVID-19 pandemic or the ongoing war in Ukraine; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events, such as the COVID-19 pandemic and the ongoing war in Ukraine; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Company Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

bktechnologies@imsinvestorrelations.com

(203) 972-9200

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